Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent in this Registration Statement on Form S-1 of our report dated August 22, 2022 relating to the consolidated financial statements which appear in this Form S-1 for the years ended December 31, 2021 and 2020 and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPA’s, PLLC

www.mkacpas.com

Houston, TX

December 29, 2022